                                                                    EXHIBIT 3.1

                                                              STATE OF DELAWARE
                                                             SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 11:15 AM 05/28/1996

- --------------------------------------------------------------------------------
                               STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                        OF CERTIFICATE OF INCORPORATION
- --------------------------------------------------------------------------------

 . Forcenergy Gas Exploration, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

   DOES HEREBY CERTIFY:

 .  FIRST: That at a meeting of the Board of Directors of Forcenergy Gas
   Exploration, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certification of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

   RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "T" so that, as amended, said Article shall be and read as follows:

   The name of the corporation (the "Corporation") is Forcenergy Inc.

 . SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

 . THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

 . FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

 . IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Stig Wennerstrom, an Authorized Officer, this 23rd day of May, 1996.


/s/ BY: STIG WENNERSTROM
        ---------------------------
        President